EXHIBIT 99.02

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, DC 20429

FORM 10-Q

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

FOR THE QUARTER ENDED MARCH 31, 2016

FDIC CERTIFICATE NO. 57026

CAROLINA TRUST BANK

(Exact name of bank as specified in its charter)

NORTH CAROLINA

(State of Incorporation)

56-2197865

(IRS Employer Identification Number)

901 EAST MAIN STREET

LINCOLNTON, NORTH CAROLINA 28092

(Address of Principal Office)

(704) 735-1104

(Registrant’s Telephone Number, Including Area Code)

Securities Registered Pursuant

to Section 12(g) of the Act:

COMMON STOCK, $2.50 PAR VALUE

Indicate by check mark whether the bank (1) has filed all reports required to be filed by Section 12, 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Bank was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (Section 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes  ☐    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

☐ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer	☒ Smaller Reporting Company

Indicate by check mark whether the registrant is a shell company (as defined in rule 12b-2 of the Exchange Act). Yes  ☐    No  ☒

The number of shares of the registrant’s common stock outstanding as of May 10, 2016 was 4,649,558.

2

Part I. Financial Information

Item 1 – Condensed Consolidated Financial Statements

CAROLINA TRUST BANK
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands, except share and per share data)

	March 31, 2016	December 31, 2015
Assets
Cash and due from banks	$4,942	$4,720
Interest-earning deposits with banks	76	70
Federal funds sold	23,360	23
Cash and cash equivalents	28,378	4,813

Certificates of deposits with banks	1,498	1,498
Investment securities available for sale, at fair value (amortized cost $32,861 and $23,280)	32,853	22,933
Federal Home Loan Bank stock, at cost	1,066	817
Loans	297,746	292,362
Less: Allowance for loan and lease losses	(3,521)	(3,723)
Net Loans	294,225	288,639

Bank owned life insurance	1,458	1,445
Accrued interest receivable	963	986
Bank premises, equipment and software	5,649	5,710
Foreclosed assets	1,800	1,994
Core deposit intangible, net of accumulated amortization of $626 and $611	159	174
Other assets	4,697	5,040
Total Assets	$372,746	$334,049

Liabilities and Stockholders’ Equity
Non-interest-earning demand deposits	$37,971	$32,562
Interest-earning demand deposits	86,915	79,132
Savings	21,850	21,326
Time deposits	173,953	151,774
Total deposits	320,689	284,794

Capital lease obligation	312	326
Federal funds purchased	—	2,355
Federal Home Loan Bank advances	18,000	13,000
Accrued interest payable	86	58
Other liabilities	2,616	3,052
Total liabilities	341,703	303,585

Preferred stock, unstated par value; 1,000,000 shares authorized; 2,600 shares issued and outstanding	2,580	2,580
Common stock warrant	426	426
Common stock, $2.50 par value; 10,000,000 shares authorized; 4,646,225 and 4,635,422 shares issued and outstanding	11,624	11,616
Additional paid-in capital	12,938	12,936
Retained earnings	3,480	3,122
Accumulated other comprehensive losses	(5)	(216)
Total stockholders’ equity	31,043	30,464

Total Liabilities and Stockholders’ Equity	$372,746	$334,049

See accompanying notes to Condensed Consolidated Financial Statements.

3

CAROLINA TRUST BANK
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Dollars in thousands, except share and per share data)

	Three months ended March 31, 2016	Three months ended March 31, 2015
Interest Income
Interest on investment securities and cash	$280	$255
Interest and fees on loans	3,747	3,156
Total interest income	4,027	3,411

Interest Expense
Interest expense non-maturity deposits	54	46
Interest expense time deposits	537	429
Interest expense borrowed funds	41	53
Interest expense capital lease	6	7
Total interest expense	638	535
Net interest income	$3,389	$2,876
Loan loss provision/(recovery)	(80)	—
Net interest income after loan loss provision/(recovery)	$3,469	$2,876

Noninterest income
Overdraft fees on deposits	$105	$74
Interchange fee income	105	81
Service charges on deposits	14	13
Mortgage fee income	22	17
Customer service fees	14	18
ATM income	5	4
Other income	21	21
Total noninterest income	286	228

Noninterest expense
Salaries & benefits expense	$1,717	1,589
Occupancy expense	217	216
Furniture, fixture & equipment expense	119	114
Data processing expense	175	162
Office supplies expense	15	34
Professional fees	219	58
Advertising and marketing	38	20
Insurance	81	84
Foreclosed asset expense, net	128	82
Check card expense	91	87
Loan expense	32	107
Stockholder expense	19	21
Directors fees	55	42
Telephone expense	52	71
Core deposit intangible amortization expense	15	17
Other operating expense	132	100
Total noninterest expense	3,105	2,804
Pre-tax income	$650	$300
Income tax expense	233	125
Net income	$417	$175
Preferred dividends and accretion of discount on warrants	59	58
Net income available to common stockholders	$358	$117

Earnings per share
Basic earnings per common share	$0.08	$0.03
Diluted earnings per common share	$0.08	$0.03
Weighted average common shares outstanding	4,649,558	4,643,666
Diluted average common shares outstanding	4,697,539	4,680,116

See accompanying notes to Condensed Consolidated Financial Statements.

4

CAROLINA TRUST BANK
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)

(Dollars in thousands)

	March 31, 2016	March 31, 2015

Net income	$417	$175

Other comprehensive income (loss):
Unrealized gain (loss) on investment securities:
Unrealized holding gains (losses) arising during period	338	344
Tax related to unrealized gains (losses)	127	128
Total other comprehensive income	211	216

Total comprehensive income	$628	$391

See accompanying notes to Condensed Consolidated Financial Statements.

5

CAROLINA TRUST BANK
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	March 31, 2016	March 31, 2015
Cash flows from operating activities
Net income	$417	$175
Adjustments to reconcile net income to cash and cash equivalents provided by operating activities:
Recovery of loan losses	(80)	—
Depreciation and amortization of bank premises, equipment and software	88	92
Accretion of loan fair value adjustments related to acquisition	(3)	(3)
Net (accretion) amortization of bond premiums/discounts	(3)	6
Amortization of core deposit intangible	15	17
Stock compensation expense	10	31
Increase in value of life insurance contracts	(13)	(12)
Net losses and impairment write-downs on foreclosed assets	113	69
Deferred tax provision	230	8
Decrease (increase) in other assets	71	(226)
Decrease (increase) in accrued interest receivable	23	(56)
Increase (decrease) in accrued interest payable	28	(68)
(Decrease) increase in other liabilities	(522)	66
Net cash and cash equivalents provided by operating activities	$374	$99

Cash flows from investing activities
Net increase in loans	$(5,503)	$(13,857)

Proceeds from sale of foreclosed assets	81	190
Net purchases of bank premises, equipment and software	(27)	(102)
Purchase of available-for-sale securities	(16,808)	—
Proceeds from maturities, calls and pay-downs of available for sale securities	7,229	381
(Purchase) repurchase of Federal Home Loan Bank stock	(249)	473
Net cash and cash equivalents used in investing activities	$(15,277)	$(12,915)

Cash flows from financing activities
Increase in deposits	$35,895	$22,535
Increase (decrease) in Federal Home Loan Bank advances	5,000	(10,400)
Payment of capital lease obligation	(14)	(11)
Decrease in federal funds purchased	(2,355)	—
Dividends paid on preferred stock	(58)	(58)
Net proceeds from issuance of common stock	—	18
Net cash and cash equivalents provided by financing activities	$38,468	$12,084
Net increase (decrease) in cash and cash equivalents	$23,565	$(732)

Cash and cash equivalents, beginning	$4,813	$6,283
Cash and cash equivalents, ending	$28,378	$5,551

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$610	$603

Noncash financing and investing activities
Unrealized gain on investment securities available-for-sale, net	$211	$216
Transfer of loans to foreclosed assets	$—	$539

See accompanying notes to Condensed Consolidated Financial Statements.

6

CAROLINA TRUST BANK

Notes to Condensed Consolidated Financial Statements

(1)	Presentation of Financial Statements

In management’s opinion, the financial information, which is unaudited, reflects all adjustments (consisting solely of normal recurring adjustments) necessary for fair presentation of the financial information as of March 31, 2016 and for the three-month periods ended March 31, 2016 and 2015, in conformity with accounting principles generally accepted in the United States of America. Operating results for the three-month period ended March 31, 2016 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2016.

The organization and business of Carolina Trust Bank (the “Bank”), accounting policies followed by the Bank and other information are contained in the notes to the consolidated financial statements filed as part of the Bank’s 2015 Annual Report on Form 10-K. This quarterly report should be read in conjunction with the Annual Report.

(2)	Recent Accounting Pronouncements

In January 2016, the FASB issued ASU 2016-1, Financial Instruments - Overall, Subtopic 825-10 (“ASU 2016-1”) to address certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. The amendments will be effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Bank will apply the guidance by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption. The amendments related to equity securities without readily determinable fair values will be applied prospectively to equity investments that exist as of the date of adoption of the amendments. The Bank is currently evaluating the impact of this guidance.

In August 2015, the FASB deferred the effective date of ASU 2014-09, Revenue from Contracts with Customers, Topic 606 (“ASU 2014-09”). The new standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. In doing so, companies will need to use more judgment and make more estimates than under existing guidance. These may include identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. As a result of the deferral, ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. The amendments can be applied retrospectively to each prior reporting period or retrospectively with the cumulative effect of initially applying this new guidance recognized at the date of initial application. The Bank is currently evaluating the impact of adopting the new guidance on the consolidated financial statements, but the Bank does not expect it to have a material impact.

In June 2014, the FASB issued ASU 2014-12, Compensation—Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period, a consensus of the

7

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

FASB Emerging Issues Task Force (“ASU 2014-12”). ASU 2014-12 requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. ASU 2014-12 is effective for annual periods and interim periods within those annual periods, beginning after December 15, 2015. An entity may apply the standards (1) prospectively to all share-based payment awards that are granted or modified on or after the effective date, or (2) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. Earlier application is permitted. The adoption of ASU 2014-12 did not have a material impact on the Bank’s financial statements.

In February 2016, the FASB amended the Leases topic of the Accounting Standards Codification to revise certain aspects of recognition, measurement, presentation, and disclosure of leasing transactions. The amendments will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently evaluating the effect that implementation of the new standard will have on its financial position, results of operations, and cash flows.

Other accounting standards that have been issued by the FASB or other standards-setting bodies are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

(3)	Net Income Per Share

Basic Earnings per Common Share

Basic earnings per common share is computed by dividing net income to common stockholders by the weighted average number of common shares outstanding during the period, after giving retroactive effect to stock splits and dividends.

Diluted Earnings per Common Share

The computation of diluted earnings per common share is similar to the computation of basic earnings per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued. These additional common shares would include employee equity share options, nonvested shares and similar equity instruments granted to employees, as well as the shares associated with the common stock warrants issued to the U.S. Treasury Department as part of the preferred stock transaction completed in February 2009. Diluted earnings per common share are based upon the actual number of options or shares granted and not yet forfeited unless doing so would be antidilutive. The numerator is adjusted for any changes in income or loss that would result from the assumed conversion of those potential common shares.

8

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

(4)	Fair Value Measurements

The Bank is required to disclose the estimated fair value of financial instruments, both assets and liabilities on and off the balance sheet, for which it is practicable to estimate fair value. These fair value estimates are made at each balance sheet date, based on relevant market information and information about the financial instruments. Fair value estimates are intended to represent the price an asset could be sold at or the price a liability could be settled for. However, given there is no active market or observable market transactions for many of the Bank’s financial instruments, the Bank has made estimates of many of these fair values which are subjective in nature, involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimated values. The methodologies for financial assets and financial liabilities are discussed below:

Cash and Due from Banks, Interest-Earning Deposits with Banks, Certificates of Deposits with Banks and Federal Funds Sold

The carrying amounts for cash and due from banks, interest-earning deposits with banks, certificates of deposits with banks and federal funds sold approximate fair value because of the short maturities of those instruments.

Investment Securities

Fair value for investment securities equals quoted market price if such information is available. If a quoted market price is not available, fair value is estimated using independent pricing models or other model-based valuation techniques such as present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions.

Loans

The fair value of loans is estimated based on discounted expected cash flows. These cash flows include assumptions for prepayment estimates over the loans’ remaining life, considerations for the current interest rate environment compared to the weighted average rate of each portfolio and a credit risk component based on the historical and expected performance of each portfolio. The calculation does not include an estimate for illiquidity in the market.

Accrued Interest

The carrying amount is a reasonable estimate of fair value.

Deposits

The fair value of demand deposits, savings, money market and NOW accounts is the amount payable on demand at the reporting date. The fair value of time deposits is estimated by discounting expected cash flows using the rates currently offered for instruments of similar remaining maturities.

9

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

Federal Funds Purchased

Federal funds purchased approximate fair value because of their short maturity.

Capital Lease Obligation and Advances from the Federal Home Loan Bank

The fair value of borrowings is based upon discounted expected cash flows using current rates at which borrowings of similar maturity could be obtained.

The carrying amounts and estimated fair values of the Bank’s financial instruments, none of which are held for trading purposes, are as follows at March 31, 2016 and December 31 2015:

		Fair Value Measurements at March 31, 2016 using
	Carrying	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs	Total Fair Value
Dollars in thousands	Value	Level 1	Level 2	Level 3	Balance
ASSETS
Cash and due from banks	$4,942	$4,942	$—	$—	$4,942
Interest earning deposits with banks	76	76	—	—	76
Certificate of deposits with banks	1,498	1,498	—	—	1,498
Federal funds sold	23,360	23,360	—	—	23,360
Securities available for sale	32,853	1,032	31,071	750	32,853
Net loans	294,225	—	—	295,855	295,855
Accrued interest receivable	963	—	963	—	963

LIABILITIES
Deposits	$320,689	$—	$319,081	$—	$319,081
Capital lease obligation	312	—	326	—	326
FHLB Advances	18,000	—	18,040	—	18,040
Accrued interest payable	86	—	86	—	86

		Fair Value Measurements at December 31, 2015 using
	Carrying	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs	Total Fair Value
Dollars in thousands	Value	Level 1	Level 2	Level 3	Balance
ASSETS
Cash and due from banks	$4,720	$4,720	$—	$—	$4,720
Interest earning deposits with banks	70	70	—	—	70
Certificate of deposits with banks	1,498	1,498	—	—	1,498
Federal funds sold	23	23	—	—	23
Securities available for sale	22,933	1,038	21,145	750	22,933
Net loans	288,639	—	—	292,345	292,345
Accrued interest receivable	986	—	986	—	986

LIABILITIES
Deposits	$284,794	$—	$277,308	$—	$277,308
Capital lease obligation	326	—	326	—	326
Federal funds purchased	2,355	2,355	—	—	2,355
FHLB Advances	13,000	—	13,031	—	13,031
Accrued interest payable	58	—	58	—	58

10

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

During the first quarter of 2016, management reevaluated its fair value leveling methodology and the inputs utilized in determining the valuation of deposits for the current and prior periods. Management concluded that due to the significant reliance on observable inputs, the fair values of its deposits should be classified as level 2 rather than level 3 as previously disclosed. Therefore deposits with a carrying value of $320,689 and a fair value of $319,081 as of 3/31/16 were classified as level 2 and deposits with a carrying value of $284,794 and a fair value of $277,308 as of 12/31/15 were reclassified from level 3 to level 2.

The Bank utilizes fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. Securities available-for-sale, are recorded at fair value on a recurring basis. Additionally, from time to time, the Bank may be required to record at fair value other assets on a nonrecurring basis. These nonrecurring fair value adjustments typically involve application of lower of cost or market accounting or write-downs of individual assets.

Fair Value Hierarchy

The Bank groups assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1	Valuation based upon quoted prices for identical instruments traded in active markets.

Level 2	Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3	Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

Following is a description of valuation methodologies used for assets and liabilities recorded at fair value.

Investment Securities Available-for-Sale

Investment securities available-for-sale, are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing modes or other model-based valuation techniques such as present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions. Level 1 securities included those traded on an active exchange, such as the New York Stock Exchange, U.S. Treasury securities that are traded by dealers or brokers in an active over-the-counter markets and money market funds. Level 2 securities included US government agencies securities,

11

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

mortgage-backed securities (MBS) issued by government-sponsored entities, and municipal bonds. Securities classified as Level 3 includes a corporate debt security and a common stock in a less liquid market. The value of the corporate debt security is determined via the going rate of a similar debt security if it were to enter the market at period end. The derived market value requires significant management judgment and is further substantiated by discounted cash flow methodologies. There have been no changes in valuation techniques for the quarter ended March 31, 2016. Valuation techniques are consistent with techniques used in prior periods.

Assets and Liabilities Recorded at Fair Value on a Recurring Basis

The table below presents the recorded amount of assets and liabilities measured on a recurring basis.

	Total	Level 1	Level 2	Level 3
Dollars in thousands
March 31, 2016
U.S. Government and federal agency	$8,943	$—	$8,943	$—
Government sponsored enterprises *	22,128	—	22,128
Corporate debt securities	750	—	—	750
Equity securities	1,032	1,032	—	—
Total	$32,853	$1,032	$31,071	$750

December 31, 2015
U.S. Government and federal agency	$15,543	$—	$15,543	$—
Government sponsored enterprises *	5,602	—	5,602	—
Corporate debt securities	750	—	—	750
Equity securities	1,038	1,038	—	—
Total	$22,933	$1,038	$21,145	$750

* Such as FNMA, FHLMC and FHLB

The Bank did not have any transfers between Levels 1 and 2 during the periods ended March 31, 2016 and December 31, 2015.

The tables below present the changes during the three months ended March 31, 2016 and the three months ended March 31, 2015 in the amount of Level 3 assets measured on a recurring basis.

	March 31, 2016	March 31, 2015
Dollars in thousands
Balance, beginning of period	$750	$638
Additions	—	—
Change in valuation recognized in OCI	—	75
Balance, end of period	$750	$713

Impaired Loans

The Bank does not record loans at fair value on a recurring basis. However, from time to time, a loan is considered impaired and an allowance for loan losses is established. Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired. Once a loan is identified as

12

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

individually impaired, management measures it for impairment. The fair value of impaired loans is estimated using one of several methods, including collateral value, a loan’s observable market price and discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value exceeds the recorded investments in such loans. At March 31, 2016 the discounted cash flows method was used in determining the fair value of eight loans totaling $3.2 million and the fair value of the collateral method was used in the other thirty-seven loans totaling $4.1 million. At December 31, 2015, the discounted cash flows method was used in determining the fair value of eight loans totaling $3.2 million and the fair value of the collateral method was used in the other forty-one loans totaling $4.3 million. Impaired loans where an allowance is established based on the fair value of collateral and also when written down with the discounted cash flow method require classification in the fair value hierarchy. When the fair value of the collateral is based on an observable market price or a current appraised value, the Bank records the impaired loan as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Bank records the impaired loan as nonrecurring Level 3. When the discounted cash flows method is used, the Bank records the impaired loan as nonrecurring Level 3. There have been no changes in valuation techniques for the quarter ended March 31, 2016. Valuation techniques are consistent with techniques used in prior periods.

The following table presents impaired loans that were re-measured and reported at fair value through a specific valuation allowance allocation of the allowance for loan losses based upon the fair value of the underlying collateral or discounted cash flows during the three months ended March 31, 2016 and 2015.

	March 31, 2016		March 31, 2015
Dollars in thousands	Level 2	Level 3	Level 2	Level 3
Carrying value of impaired loans before allocations	$—	$1,398	$—	$1,572
Specific valuation allowance allocations	—	(160)	—	(229)
Carrying value of impaired loans after allocations	$—	$1,238	$—	$1,343

Other real estate owned

Other real estate owned (“OREO”) is adjusted to fair value upon transfer of the loans to OREO. Subsequently, OREO is carried at the lower of carrying value or fair value. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral. When the fair value of the collateral is based on an observable market price or a current appraised value, the Bank records the foreclosed asset as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is not observable market price, the Bank records the OREO as nonrecurring Level 3. There have been no changes in valuation techniques for the quarter ended March 31, 2016. Valuation techniques are consistent with techniques used in prior periods.

13

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

The following table presents foreclosed assets that were re-measured and reported at fair value during the three months ended March 31, 2016 and 2015:

	March 31, 2016	March 31, 2015
Dollars in thousands
Foreclosed assets re-measured at initial recognition:
Carrying value of foreclosed assets prior to re-measurement	$—	$554
Charge-offs recognized in the allowance for loan losses	—	(15)
Fair value	$—	$539

Foreclosed assets re-measured subsequent to initial recognition:
Carrying value of foreclosed assets prior to re-measurement	$1,904	$2,343
Write-downs included in foreclosed asset expense, net	(104)	(15)
Fair value	$1,800	$2,328

Assets measured at fair value on a nonrecurring basis are included in the table below.

	Total	Level 1	Level 2	Level 3
Dollars in thousands
March 31, 2016
Foreclosed assets	$1,800	$—	$—	$1,800
Impaired loans	1,238	—	—	1,238
Total	$3,038	$—	$—	$3,038

December 31, 2015
Foreclosed assets	$1,994	$—	$—	$1,994
Impaired loans	1,414	—	—	1,414
Total	$3,408	$—	$—	$3,408

Quantitative Information About Level 3 Fair Value Measurements:

	Fair Value	Valuation Technique	Unobservable Input	Range	Weighted Average
Dollars in thousands
March 31, 2016
Impaired loans	$1,238	Discounted cash flows	Discount rate	5.75% - 8.50%	7.25%
Foreclosed assets	1,800	Discounted appraisals	Appraisal adjustments	6.00% - 57.32%	20.99%

December 31, 2015
Impaired loans	$168	Discounted appraisals	Appraisal adjustments	15.00%	15.00%
Impaired loans	1,246	Discounted cash flows	Discount rate	5.75% – 8.50%	7.24%
Foreclosed assets	1,994	Discounted appraisals	Appraisal adjustments	6.00% - 57.32%	17.32%

14

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

(5)	Investment Securities

The amortized cost and fair value of securities available for sale, with gross unrealized gains and losses, is as follows:

In thousands	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
March 31, 2016
U.S. Government and federal agency	$8,943	$48	$(48)	$8,943
Government-sponsored enterprises *	21,964	238	(74)	22,128
Corporate debt securities	750	—	—	750
Equity securities	1,204	—	(172)	1,032
	$32,861	$286	$(294)	$32,853

December 31, 2015
U.S. Government and federal agency	$15,935	$17	$(409)	$15,543
Government-sponsored enterprises *	5,391	212	(1)	5,602
Corporate debt securities	750	—	—	750
Equity securities	1,204	—	(166)	1,038
	$23,280	$229	$(576)	$22,933

* Such as FNMA, FHLMC and FHLB

The amortized cost and fair values of securities available for sale (excluding marketable equity securities) at March 31, 2016 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value
Dollars in thousands
Due within one year	$—	$—
Due after one but within five years	1,304	1,306
Due after five but within ten years	5,267	5,332
Due after ten years	25,086	25,183
	$31,657	$31,821

15

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

The following tables detail unrealized losses and related fair values in the Bank’s available-for-sale investment security portfolio. This information is aggregated by the length of time that individual securities have been in a continuous unrealized loss position as of March 31, 2016 and December 31, 2015, respectively.

	Temporarily Impaired Securities in AFS Portfolio
	Less than 12 months		Greater than 12 months		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Dollars in thousands
March 31, 2016
U.S. Government and federal agency	$3,190	$(23)	$1,975	$(25)	$5,165	$(48)
Government-sponsored enterprises *	15,082	(74)	—	—	15,082	(74)
Equity securities	1,203	(171)	1	(1)	1,204	(172)
Total temporarily impaired securities	$19,475	$(268)	$1,976	$(26)	$21,451	$(294)

December 31, 2015
U.S. Government and federal agency	$5,374	$(105)	$8,696	$(304)	$14,070	$(409)
Government-sponsored enterprises *	237	(1)	—	—	237	(1)
Equity securities	1,203	(165)	1	(1)	1,204	(166)
Total temporarily impaired securities	$6,814	$(271)	$8,697	$(305)	$15,511	$(576)

* Such as FNMA, FHLMC and FHLB.

Management considers the nature of the investment, the underlying causes of the decline in the market value and the severity and duration of the decline in market value in determining if impairment is other than temporary. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. As of March 31, 2016, management believes that it is more likely than not that the Bank will not have to sell any such securities before a recovery of cost. The unrealized losses are largely due to increases in market interest rates over the yields available at the time the underlying securities were purchased. The fair value is expected to recover as the bonds approach their maturity date or repricing date or if market yields for such investments decline.

Management does not believe such securities are other-than-temporarily impaired due to reasons of credit quality. Accordingly, as of March 31, 2016, management believes the impairments detailed in the table above are temporary and no impairment loss has been realized in the Bank’s net income.

Securities with a fair value of $4.0 million at March 31, 2016 were pledged to secure public funds. The Bank had no sales of securities during the periods ended March 31, 2016 or 2015.

16

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

The following table presents the changes in the Bank’s accumulated other comprehensive income, net of tax, by component for the periods indicated:

Unrealized gains (losses) on available-for- sale securities
(Dollars in thousands)
Beginning balance, January 1, 2016	$(216)
Other comprehensive income before reclassifications	211
Amounts reclassified from accumulated other comprehensive income	—
Net current period other comprehensive income	211
Ending balance, March 31, 2016	$(5)

Unrealized gains (losses) on available-for- sale securities
(Dollars in thousands)
Beginning balance, January 1, 2015	$118
Other comprehensive income before reclassifications	216
Amounts reclassified from accumulated other comprehensive income	—
Net current period other comprehensive income	216
Ending balance, March 31, 2015	$334

The Bank did not have any reclassifications out of accumulated other comprehensive income for the three-month periods ended March 31, 2016 or 2015.

17

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

(6)	Loans

Following is a summary of loans at March 31, 2016 and December 31, 2015:

	March 31, 2016		December 31, 2015
Dollars in thousands	Amount	Percent of Total	Amount	Percent of Total
Commercial real estate
Residential ADC	$4,994	1.68%	$2,625	0.90%
Commercial ADC	18,304	6.14%	18,735	6.41%
Farmland	3,858	1.29%	2,615	0.89%
Multifamily	11,345	3.80%	11,475	3.93%
Owner occupied	72,719	24.38%	71,968	24.62%
Non-owner occupied	59,058	19.80%	58,244	19.92%
Total commercial real estate	170,278	57.09%	165,662	56.57%

Commercial
Commercial and industrial	41,846	14.03%	43,575	14.88%
Agriculture	352	0.12%	83	0.03%
Other	126	0.04%	52	0.02%
Total commercial	42,324	14.19%	43,710	14.93%

Residential mortgage
First lien, closed-end	46,875	15.72%	46,148	15.76%
Junior lien, closed-end	1,238	0.41%	1,240	0.42%
Total residential mortgage	48,113	16.13%	47,388	16.18%

Home equity lines	33,757	11.32%	32,083	10.95%

Consumer – other	3,785	1.27%	4,022	1.37%

Total gross loans	$298,257	100.00%	$292,865	100.00%
Deferred loan origination fees, net	(511)		(503)
Total loans	$297,746		$292,362

Loans are primarily originated for customers residing in Lincoln, Gaston, Catawba, Rutherford and Iredell Counties in North Carolina. Real estate loans can be affected by the condition of the local real estate market. Commercial and industrial loans can be affected by the local economic conditions.

18

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

Non-Accrual and Past Due Loans

Non-accrual loans, segregated by category, were as follows:

	March 31, 2016	December 31, 2015
Dollars in thousands
Commercial real estate
Commercial ADC	$1,071	$1,063
Owner occupied	521	459
Non-owner occupied	43	45
Total commercial real estate	1,635	1,567

Commercial
Commercial and industrial	27	46
Total commercial	27	46

Residential mortgage
First lien, closed-end	372	382
Total residential mortgage	372	382

Home equity lines	—	9
Consumer – other	66	43
Total non-accrual loans	$2,100	$2,047

Interest foregone on non-accrual loans was approximately $35,000 and $87,000 for the three months ended March 31, 2016 and 2015, respectively.

An analysis of past due loans, segregated by class, was as follows:

In thousands	Loans 30-89 Days Past Due	Loans 90 or more Days Past Due	Total Past Due Loans	Current Loans	Total Loans	Accruing Loans 90 or More Days Past Due
March 31, 2016
Commercial real estate:
Residential ADC	$—	$—	$—	$4,994	$4,994	$—
Commercial ADC	5	1,052	1,057	17,247	18,304	—
Farmland	—	—	—	3,858	3,858	—
Multifamily	169	—	169	11,176	11,345	—
Owner occupied	26	370	396	72,323	72,719	—
Non-owner occupied	18	—	18	59,040	59,058	—
Total commercial real estate	218	1,422	1,640	168,638	170,278	—
Commercial:
Commercial and industrial	83	26	109	41,226	41,335	—
Agriculture	—	—	—	352	352	—
Other	—	—	—	126	126	—
Total commercial	83	26	109	41,704	41,813	—
Residential mortgage:
First lien, closed end	57	304	361	46,514	46,875	—
Junior lien, closed-end	—	—	—	1,238	1,238	—
Total residential mortgage	57	304	361	47,752	48,113	—
Home equity lines	195	—	195	33,562	33,757	—
Consumer – other	35	—	35	3,750	3,785	—
Total loans	$588	$1,752	$2,340	$295,406	$297,746	$—

19

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

In thousands	Loans 30-89 Days Past Due	Loans 90 or more Days Past Due	Total Past Due Loans	Current Loans	Total Loans	Accruing Loans 90 or More Days Past Due
December 31, 2015
Commercial real estate:
Residential ADC	$—	$—	$—	$2,625	$2,625	$—
Commercial ADC	—	1,063	1,063	17,672	18,735	—
Farmland	—	—	—	2,615	2,615	—
Multifamily	171	—	171	11,304	11,475	—
Owner occupied	468	—	468	71,500	71,968	—
Non-owner occupied	69	—	69	58,175	58,244	—
Total commercial real estate	708	1,063	1,771	163,891	165,662	—
Commercial:
Commercial and industrial	15	44	59	43,013	43,072	—
Agriculture	—	—	—	83	83	—
Other	—	—	—	52	52	—
Total commercial	15	44	59	43,148	43,207	—
Residential mortgage:
First lien, closed end	53	258	311	45,837	46,148	—
Junior lien, closed-end	—	—	—	1,240	1,240	—
Total residential mortgage	53	258	311	47,077	47,388	—
Home equity lines	274	126	400	31,683	32,083	117
Consumer – other	91	42	133	3,889	4,022	—
Total loans	$1,141	$1,533	$2,674	$289,688	$292,362	$117

Impaired loans

Impaired loans are set forth in the following tables.

Loans without an allowance at March 31, 2016
In thousands	Unpaid Contractual Principal Balance	Total Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized
Commercial real estate
Commercial ADC	$3,014	$2,348	$—	$2,354	$16
Owner occupied	2,306	2,236	—	2,162	25
Non-owner occupied	43	43	—	44	—
Total commercial real estate	5,363	4,627	—	4,560	41

Commercial
Commercial and industrial	523	518	—	541	11

Residential mortgage
First lien, closed-end	489	422	—	426	1

Home equity lines	282	282	—	287	11

Consumer – other	66	66	—	85	—

Total loans	$6,723	$5,915	$—	$5,899	$64

20

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

Loans with a related allowance at March 31, 2016
In thousands	Unpaid Contractual Principal Balance	Total Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized
Commercial real estate
Owner occupied	$126	$126	$2	$253	$—

Commercial
Commercial and industrial	433	433	59	439	5

Residential mortgage
First lien, closed-end	839	839	99	842	15

Home equity lines	—	—	—	3	—

Consumer - other	—	—	—	—	—

Total loans	$1,398	$1,398	$160	$1,537	$20

Total Impaired Loans at March 31, 2016
In thousands	Unpaid Contractual Principal Balance	Total Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized
Commercial real estate
Commercial ADC	$3,014	$2,348	$—	$2,354	$16
Owner occupied	2,432	2,362	2	2,415	25
Non-owner occupied	43	43	—	44	—
Total commercial real estate	5,489	4,753	2	4,813	41

Commercial
Commercial and industrial	956	951	59	980	16

Residential mortgage
First lien, closed-end	1,328	1,261	99	1,268	16

Home equity lines	282	282	—	290	11

Consumer – other	66	66	—	85	—

Total loans	$8,121	$7,313	$160	$7,436	$84

21

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

Loans without an allowance at December 31, 2015
In thousands	Unpaid Contractual Principal Balance	Total Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized
Commercial real estate
Commercial ADC	$3,017	$2,351	$—	$2,353	$85
Owner occupied	2,135	2,135	—	2,338	79
Non-owner occupied	45	45	—	134	2
Total commercial real estate	5,197	4,531	—	4,825	166

Commercial
Commercial and industrial	551	546	—	578	36

Residential mortgage
First lien, closed-end	500	433	—	480	8

Home equity lines	289	289	—	286	8

Consumer – other	114	114	—	13	3

Total loans	$6,651	$5,913	$—	$6,182	$221

Loans with a related allowance at December 31, 2015
In thousands	Unpaid Contractual Principal Balance	Total Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized
Commercial real estate
Commercial ADC	$—	$—	$—	$103	$—
Owner occupied	318	318	$23	$186	$25
Total commercial real estate	318	318	23	289	25

Commercial
Commercial and industrial	455	455	80	451	31

Residential mortgage
First lien, closed-end	846	846	102	967	49

Home equity lines	9	9	9	1	—

Consumer - other	—	—	—	1	—

Total loans	$1,628	$1,628	$214	$1,709	$105

22

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

Total Impaired Loans at December 31, 2015
In thousands	Unpaid Contractual Principal Balance	Total Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized
Commercial real estate
Commercial ADC	$3,017	$2,351	$—	$2,456	$85
Owner occupied	2,453	2,453	23	2,524	104
Non-owner occupied	45	45	—	134	2
Total commercial real estate	5,515	4,849	23	5,114	191

Commercial
Commercial and industrial	1,005	1,001	80	1,029	67

Residential mortgage
First lien, closed-end	1,346	1,279	102	1,447	57

Home equity lines	299	298	9	287	8

Consumer – other	114	114	—	14	3

Total loans	$8,279	$7,541	$214	$7,891	$326

At March 31, 2016 there were no loans past due 90 days or more, which were still accruing interest and at December 31, 2015 there was one loan totaling $117,000 past due 90 days or more, which was still accruing interest.

Troubled Debt Restructures

As of March 31, 2016, ten loans totaling $4,807,000 were identified as troubled debt restructurings and considered impaired, none of which had unfunded commitments. Ten loans totaling $4,853,000 were identified as troubled debt restructurings and considered impaired at December 31, 2015, none of which had unfunded commitments.

For the three months ended March 31, 2016 and March 31, 2015, there were no concessions made.

There were no loans that were modified as troubled debt restructurings within the previous 12 months for which there was a payment default during the three months ended March 31, 2016 and March 31, 2015.

If a restructured loan defaults after being restructured, the loan is liquidated or charged off. Defaults of restructured loans are addressed in the qualitative factor of the delinquency component.

The following table presents the successes and failures of the types of modifications within the previous 12 months as of March 31, 2016 and 2015.

	Paid in full		Paying as restructured		Converted to non-accrual		Foreclosure/Default
	Number of loans	Recorded Investment	Number of loans	Recorded Investment	Number of loans	Recorded Investment	Number of loans	Recorded Investment
March 31, 2016	(Dollars in thousands)
Extended payment terms	—	$—	2	$961	—	$—	—	$—
Total	—	$—	2	$961	—	$—	—	$—

23

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

	Paid in full		Paying as restructured		Converted to non-accrual		Foreclosure/Default
	Number of loans	Recorded Investment	Number of loans	Recorded Investment	Number of loans	Recorded Investment	Number of loans	Recorded Investment
March 31, 2015	(Dollars in thousands)
Extended payment terms	—	$—	1	$456	—	$—	—	$—
Total	—	$—	1	$456	—	$—	—	$—

Credit Quality Indicators

As part of the on-going monitoring of credit quality of the Bank’s loan portfolio, management tracks certain credit quality indicators including trends related to (i) the local, state and national economic outlook, (ii) concentrations of credit, (iii) interest rate movements, (iv) volume, mix and size of loans and (v) delinquencies.

The Bank utilizes a risk-grading matrix to assign a risk grade to each of its commercial and consumer loans. Loans are graded on a scale of 1-9. Risk grades 1-5 represent pass rated loans. The general characteristics of the 9 risk grades are broken down into commercial and consumer and described below:

Loan Portfolio Risk Grades

Pass credits are grades 1-5 and represent credits with above average risk characteristics that are in accordance with loan policy guidelines regarding repayment ability, loan to value, and credit history. These types of credits have very few exceptions to policy.

Grade 6 – Watch List or Special Mention. The loans in this category include the following characteristics:

*Loans with one or more major exceptions with no mitigating factors.

*Extending loans that are currently performing satisfactorily but with potential weaknesses that may, if not corrected, weaken the asset or inadequately protect the Bank’s position at some future date. Potential weaknesses are the result of deviations from prudent lending practice.

*Loans where adverse economic conditions that develop subsequent to the loan origination that don’t jeopardize liquidation of the debt but do substantially increase the level of risk may also warrant this rating.

Grade 7 – Substandard. A substandard loan is inadequately protected by the current sound net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans classified as substandard must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt; they are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected. Loans consistently not meeting the repayment schedule should be downgraded to substandard. Loans in this category are characterized by deterioration in quality exhibited by any number of well-defined weaknesses requiring corrective action. The weaknesses may include, but are not limited to (i) high debt to worth ratios, (ii) declining or negative earnings trends, (iii) declining or inadequate liquidity, (iv) improper loan structure, (v)

24

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

questionable repayment sources, (vi) lack of well-defined secondary repayment source, and (vii) unfavorable competitive comparisons.

Grade 8 – Doubtful. Loans classified Doubtful have all the weaknesses inherent in loans classified Substandard, plus the added characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions, and values highly questionable and improbable. However, these loans are not yet rated as loss because certain events may occur which would salvage the debt. Among these events are injection of capital, alternative financing and liquidation of assets or the pledging of additional collateral. The ability of the borrower to service the debt is extremely weak, overdue status is constant, the debt has been placed on non-accrual status, and no definite repayment schedule exists. Doubtful is a temporary grade where a loss is expected but is presently not quantified with any degree of accuracy. Once the loss position is determined, the amount is charged off.

Grade 9 – Loss. Loans classified Loss are considered uncollectable and of such little value that their continuance as bankable assets is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather that it is not practical or desirable to defer writing off this worthless loan even though partial recovery may be affected in the future. Probable loss portions of Doubtful assets should be charged against the Reserve for Loan Losses. Loans may reside in this classification for administrative purposes for a period not to exceed the earlier of thirty (30) days or calendar quarter-end.

The following table presents the credit risk profile by internally assigned risk grades.

March 31, 2016

Dollars in thousands	Pass	Special Mention	Substandard	Doubtful	Loss
Commercial real estate:
Residential ADC	$4,994	$—	$—	$—	$—
Commercial ADC	15,445	530	2,329	—	—
Farmland	3,858	—	—	—	—
Multifamily	11,345	—	—	—	—
Owner occupied	68,601	2,364	1,754	—	—
Non-owner occupied	57,681	1,334	43	—	—
Total commercial real estate	161,924	4,228	4,126	—	—
Commercial:
Commercial and industrial	38,826	2,049	460	—	—
Agriculture	352	—	—	—	—
Other	126	—	—	—	—
Total commercial	39,304	2,049	460	—	—
Residential mortgage:
First lien, closed-end	43,416	2,994	465	—	—
Junior lien, closed-end	729	471	38	—	—
Total residential mortgage	44,145	3,465	503	—	—
Home equity lines	31,777	1,679	301	—	—
Consumer – other	3,547	238	—	—	—
Total	$280,697	$11,659	$5,390	$—	$—

25

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

December 31, 2015

	Pass	Special Mention	Substandard	Doubtful	Loss
Dollars in thousands
Commercial real estate:
Residential ADC	$2,625	$—	$—	$—	$—
Commercial ADC	15,868	516	2,351	—	—
Farmland	2,615	—	—	—	—
Multifamily	11,475	—	—	—	—
Owner occupied	67,727	2,392	1,849	—	—
Non-owner occupied	56,842	1,357	45	—	—
Total commercial real estate	157,152	4,265	4,245	—	—
Commercial:
Commercial and industrial	40,443	2,146	483	—	—
Agriculture	83	—	—	—	—
Other	52	—	—	—	—
Total commercial	40,578	2,146	483	—	—
Residential mortgage:
First lien, closed-end	42,560	3,113	475	—	—
Junior lien, closed-end	725	476	39	—	—
Total residential mortgage	43,285	3,589	514	—	—
Home equity lines	30,086	1,680	317	—	—
Consumer – other	3,713	309	—	—	—
Total	$274,814	$11,989	$5,559	$—	$—

26

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

Allowance for Loan Losses

The allowance for loan losses represents management’s estimate of an amount adequate to provide for probable losses inherent in the loan portfolio. Management determines the allowance for loan losses based on a number of factors, including a review and evaluation of the Bank’s loan portfolio and current and projected economic conditions locally and nationally. The allowance is monitored and analyzed in conjunction with the Bank’s loan analysis and grading program and provisions for loan losses are made to maintain an adequate allowance for loan losses. The allowance for loan losses is created by direct charges to operations. Losses on loans are charged against the allowance for loan losses in the accounting period in which they are determined by management to be uncollectible. Recoveries during the period are credited to the allowance. The provision for loan losses is the amount necessary to adjust the allowance for loan losses to the amount that management has determined to be adequate to provide for potential losses inherent in the loan portfolio. Certain changes in factors may cause increases or decreases to the allowance for loan losses. The Bank recorded a negative $80,000 provision for loan losses for the quarter ended March 31, 2016 and made no provisions for loan losses for the quarter ended March 31, 2015. Management realizes that general economic trends greatly affect loan losses, and no assurances can be made that future charges to the loan loss allowance may not be significant in relation to the amount provided during a particular period, or that future evaluations of the loan portfolio based on conditions then prevailing will not require sizable additions to the allowance, thus necessitating similarly sizable charges to income. Based on its best judgment, evaluation, and analysis of the loan portfolio, management considers the allowance for loan losses to be adequate for the reporting periods.

The following table details activity in the allowance for loan losses by portfolio segment for the quarters ended March 31, 2016 and 2015.

	Beginning Balance	Provision for (Recovery) of Loan Losses	Charge-offs	Recoveries	Ending Balance
Dollars in thousands
March 31, 2016
Commercial real estate	$2,302	$45	$(70)	$3	2,280
Commercial and industrial	570	(71)	(58)	17	458
Residential mortgage	505	(9)	—	—	496
Consumer	346	(45)	(17)	3	287

Total	$3,723	$(80)	$(145)	$23	$3,521

March 31, 2015
Commercial real estate	$2,456	$163	$(50)	$4	$2,573
Commercial and industrial	705	(217)	—	1	489
Residential mortgage	464	15	—	1	480
Consumer	377	39	(6)	2	412

Total	$4,002	$—	$(56)	$8	$3,954

27

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

The allocation of the allowance for loan losses for March 31, 2016 and December 31, 2015 is presented in the tables below.

	Loans Individually Evaluated for Impairment	Loans Collectively Evaluated for Impairment	Total
Dollars in thousands
March 31, 2016
Commercial real estate	$2	$2,278	$2,280
Commercial and industrial	59	399	458
Residential mortgage	99	397	496
Consumer	—	287	287

Total	$160	$3,361	$3,521

December 31, 2015
Commercial real estate	$23	$2,279	$2,302
Commercial and industrial	80	490	570
Residential mortgage	102	403	505
Consumer	9	337	346

Total	$214	$3,509	$3,723

The Bank’s recorded investment in loans as of March 31, 2016 and December 31, 2015 related to each balance in the allowance for loan losses by portfolio segment and disaggregated on the Bank’s impairment methodology was as follows:

	March 31, 2016		December 31, 2015
	Loans Individually Evaluated for Impairment	Loans Collectively Evaluated for Impairment	Loans Individually Evaluated for Impairment	Loans Collectively Evaluated for Impairment
Dollars in thousands
Commercial real estate	$4,752	$165,526	$4,849	$160,813
Commercial and industrial	951	41,373	1,001	42,710
Residential mortgage	1,262	46,851	1,279	46,109
Consumer	348	37,194	412	35,692
Unearned Discounts	—	(511)	—	(503)

Total	$7,313	$290,433	$7,541	$284,821

At March 31, 2016 the Bank had pre-approved but unused lines of credit totaling $47.6 million. In management’s opinion these unused lines of credit represent no more than normal lending risk to the Bank and will be funded from normal sources of liquidity.

28

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

The Bank has entered loan transactions with its directors and executive officers. Such loans were made in the ordinary course of business and on substantially the same terms and collateral as those for comparable transactions prevailing at the time and did not involve more than the normal risk of collectability or present other unfavorable features.

A summary of related party loan transactions as of March 31, 2016 and 2015 is as follows:

	2016	2015
Dollars in thousands
Balance, beginning of year	$2,347	$1,123
Loan disbursements	564	131
Loan repayments	(246)	(93)
Changes in related parties	—	—
Balance, March 31	$2,665	$1,161

At March 31, 2016 and 2015 the Bank had pre-approved but unused lines of credit totaling $311,000 and $930,000, respectively, to executive officers, directors and their related interests. Related party deposits totaled $869,000 and $4,698,000 at March 31, 2016 and 2015, respectively.

(7)	Foreclosed Assets

The following table summarizes the activity in foreclosed assets for the periods ended March 31, 2016 and 2015:

	March 31, 2016	March 31, 2015
Dollars in thousands
Balance, beginning of year	$1,994	$2,048
Additions	—	539
Proceeds from sale	(81)	(190)
Valuation adjustments	(105)	(15)
Gains (losses) on sales	(8)	(54)
Balance, end of quarter	$1,800	$2,328

The Bank has two foreclosed residential real estate properties held totaling $59,000 as of March 31, 2016.

The recorded investment of consumer mortgage loans secured by residential real estate properties for which formal foreclosure proceedings are in process totaled $177,000 for March 31, 2016.

29

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

(8)	Earnings Per Share

Basic earnings per share are based upon the weighted average number of common shares outstanding during the period. The weighted average common shares outstanding for the diluted earnings per share computations were adjusted to reflect the assumed conversion of shares available under stock options. The following tables summarize earnings per share and the shares utilized in the computations for the three months ended March 31, 2016 and 2015, respectively:

	Net Income Available to Common Shareholders	Weighted Average Common Shares	Per Share Amount
Dollars in thousands, except per share data
March 31, 2016
Basic earnings per common share	$358	4,649,558	$0.08
Effect of dilutive stock options	—	47,981	—
Effect of dilutive stock warrants	—	—	—
Diluted earnings per common share	$358	4,697,539	$0.08

March 31, 2015
Basic earnings per common share	$117	4,643,666	$0.03
Effect of dilutive stock options	—	36,450	—
Effect of dilutive stock warrants	—	—	—
Diluted earnings per common share	$117	4,680,116	$0.03

(9)	Reclassifications

Certain reclassifications have been made to the financial statements of the prior year to place them on a comparable basis with the current year. Net income and shareholders’ equity were not affected by these reclassifications.

Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis is intended to assist readers in the understanding and evaluation of the financial condition and results of operations of Carolina Trust Bank (the “Bank”). This report to shareholders may contain certain forward-looking statements consisting of estimates with respect to the financial condition, results of operations and other business of Carolina Trust Bank that are subject to various factors which could cause actual results to differ materially from those estimates. Factors, which could influence the estimates, include changes in national, regional and local market conditions, legislative and regulatory conditions, and the interest rate environment.

Discussion of Financial Condition at March 31, 2016

During the period from December 31, 2015 to March 31, 2016, total assets increased by approximately $38.7 million, or 11.58%. The increase, reflected primarily in federal funds sold, investment securities available for sale, and loans, was funded by an increase in deposits and Federal Home Loan Bank

30

advances. Interest-earning deposits with banks, federal funds sold, securities available for sale and Federal Home Loan Bank (FHLB) stock at March 31, 2016 totaled $57.4 million compared to $23.8 million at December 31, 2015.

At March 31, 2016, the net loans constituted 78.93% of the Bank’s total assets. Loans increased by $5.4 million from December 31, 2015 to March 31, 2016. Management’s continued goal is to grow the loan portfolio to provide maximum income proportionate with acceptable risks. At March 31, 2016 and December 31, 2015 impaired loans, which consisted primarily of troubled debt restructures and non-accrual loans, were $7.3 million and $7.5 million respectively. Impaired loans of $1.4 million and $1.6 million had related allowances for loan losses aggregating $160,000 and $214,000 at March 31, 2016 and December 31, 2015, respectively. There were $5.9 million of impaired loans without an allowance at both March 31, 2016 and December 31, 2015. Impaired loans at March 31, 2016 and December 31, 2015 consisted primarily of commercial ADC, commercial real estate, residential mortgage and commercial and industrial loans. At March 31, 2016 the Bank identified ten loans amounting to approximately $4.8 million, which were restructured to facilitate the borrowers’ ability to repay the outstanding balance. Of these ten loans, nine loans totaling $4.7 million were accruing interest at March 31, 2016. At December 31, 2015, there were ten loans totaling $4.9 million which were restructured to facilitate the borrowers’ ability to repay the outstanding balance and of these ten loans, nine loans totaling $4.7 million were accruing interest. These ten loans, which are included in the $7.3 million of impaired loans, are considered troubled debt restructurings and have specific reserves amounting to approximately $160,000 at March 31, 2016. Reserves for loans not considered impaired were approximately $3.4 million and $3.5 million at March 31, 2016 and December 31, 2015, respectively. The allowance for loans losses at March 31, 2016 and December 31, 2015 is 1.18% and 1.27% respectively of gross loans outstanding.

The Bank records provisions for loan losses based upon known problem loans and estimated probable losses in the existing loan portfolio. The Bank’s methodology for assessing the appropriations of the allowance for loan losses consists of two key components, which are a specific allowance for identified problem or impaired loans and a model estimating probable losses for the remainder of the portfolio.

Identified problem and impaired loans are measured for impairment based on the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s observable market price or the fair value of the collateral, if the loan is collateral dependent. This evaluation is inherently subjective, as it requires material estimates that may be susceptible to significant change. The adequacy of the allowance is also reviewed by management based upon its evaluation of then-existing economic and business conditions affecting the key lending areas of the Bank and other conditions, such as new loan products, collateral values, loan concentrations, changes in the mix and volume of the loan portfolio, trends in portfolio credit quality, including delinquency and charge-off rates and current economic conditions that may affect a borrower’s ability to repay. Although management believes it has established and maintained the allowance for loan losses at appropriate levels, future adjustments may be necessary if economic, real estate and other conditions differ substantially from the current operating environment.

Non-interest earning assets consisting of cash and due from banks, bank premises, equipment and software, foreclosed assets and other assets decreased to $17.1 million at March 31, 2016 compared to $17.5 million at December 31, 2015. At March 31, 2016 foreclosed assets consisted of twelve properties valued at $1.8 million.

Deposits increased by approximately $35.9 million during the three months ended March 31, 2016. The increase is primarily due to the increase in institutional deposits of $22.5 million. Non-interest bearing demand deposits, money market and NOW deposits, savings deposits and time deposits increased by approximately $5.4 million, $7.8 million, $0.5 million and $22.2 million respectively.

31

Stockholders’ equity amounted to $31.0 million, or 8.33% of total assets at March 31, 2016, compared to $30.5 million, or 9.12% of total assets at December 31, 2015.

In February 2009, in connection with the Troubled Asset Relief Program (TARP) Capital Purchase Program, established as part of the Emergency Economic Stabilization Act of 2008, Carolina Trust Bank issued to the U.S. Treasury 4,000 shares of Carolina Trust Bank Fixed Rate Noncumulative Perpetual Preferred Stock for $4,000,000. The Preferred Stock paid noncumulative dividends at a rate of 5% for the first five years and thereafter at a rate of 9% per year. The dividend rate changed from 5 percent to 9 percent on February 16, 2014. In November 2012, the U.S. Treasury sold the Bank’s preferred stock to several private investors in a Dutch auction process. The Bank had designated a third party bidder to act on its behalf pursuant to the rules of the Dutch auction. In December 2012, pursuant to its agreement with the third party bidder, the Bank in turn repurchased 35% of the preferred stock, or $1,400,000 par, at a price of 85.3% of par, or $1,194,000, which was the same price that the bidder had paid the U.S. Treasury for the preferred stock. The Preferred Stock is noncumulative, and, therefore, the holders are not entitled to receive missed or omitted dividend payments at a future date. As part of its purchase of the Preferred Stock, the Treasury Department received a warrant to purchase 86,957 shares of Carolina Trust Bank’s common stock at an initial per share exercise price of $6.90. In June 2013, the U.S. Treasury sold the warrants related to the preferred stock, to private investors, in a Dutch auction process.

Discussion of Results of Operations

For the three months ended March 31, 2016 and 2015

Net income for the three months ended March 31, 2016 was $417,000 compared to $175,000 for the first quarter of 2015, an increase of $242,000. Net income available to common shareholders (which includes the effect of preferred stock dividends) was $358,000 for the first quarter of 2016 compared to $117,000 for the three months ended March 31, 2015. Preferred stock dividends, pertaining to the $2.6 million of preferred stock outstanding, were $59,000 for the first quarter of 2016 and $58,000 for the first quarter of 2015. The net income available to common shareholders for the first quarter of 2016 is an increase of $241,000 when compared to the first quarter of 2015. Net income per common share was $0.08 for the three months ended March 31, 2016 compared to $0.03 for the first quarter of 2015.

Net interest income for the quarter ended March 31, 2016, totaled $3,389,000 compared to $2,876,000 for the quarter ended March 31, 2015. The Bank’s net interest spread was approximately 3.97% and 4.06% for the quarters ended March 31, 2016 and 2015, respectively. Net interest margin on average interest earning assets was 4.11% and 4.19% for the quarters ended March 31, 2016 and 2015, respectively. Net interest spread decreased by 9 basis points, and net interest margin decreased by 8 basis points.

The Bank recorded a recovery of provision for loans losses of $80,000 for the quarter ended March 31, 2016 and did not record any provision for loan losses for the quarter ended March 31, 2015. This change is the provision for loan losses is due to continued improved credit quality as non-performing assets decreased. The ratio of allowance for loan and lease losses as a percentage of total loans decreased from 1.53% at March 31, 2015 to 1.18% at March 31, 2016. The provision for loan losses is charged to operations to bring the allowance to a level deemed appropriate based on management’s evaluation of the adequacy of the allowance for loan losses.

32

The following table sets forth information with respect to the asset quality of our loan portfolio.

	Loans Outstanding	Non- Performing Assets	Net Charge-offs (recoveries)	Allowance for Loan Losses
		(Dollars in thousands)
March 31, 2016	$297,746	$3,900	$122	$3,521
December 31, 2015	292,362	4,158	2	3,723
September 30, 2015	286,469	4,247	(109)	3,825
June 30, 2015	278,305	5,671	68	3,886
March 31, 2015	257,919	5,890	48	3,954
December 31, 2014	244,646	6,213	162	4,002
September 30, 2014	227,933	5,343	(22)	4,165
June 30, 2014	222,529	5,049	(102)	4,143
March 31, 2014	221,887	6,838	(54)	4,165
December 31, 2013	223,891	7,211	557	4,066
September 30, 2013	222,594	8,106	474	3,985
June 30, 2013	216,054	8,702	1,609	4,060
March 31, 2013	215,984	12,649	350	4,836

Non-interest income for the March 31, 2016 and 2015 quarters totaled $286,000 and $228,000, respectively. Overdraft fees increased $31,000 or 41.9% and interchange fee income increased $24,000 or 29.6% due to the increase in the number of deposit accounts. The bank also recorded a 29.4% or $5,000 increase in mortgage fee income.

Non-interest expenses for the March 31, 2016 and 2015 quarters totaled $3,105,000 and $2,804,000, respectively. The $301,000 increase was due in part to a $128,000 or 8.1% increase in salaries and employee benefits as a result of merit increases and performance bonus increases. There was also an increase of $161,000 in professional fees due to consulting expenses related to accounting services, audit fees, compliance support, and strategic planning.

The bank recorded income tax expense of $233,000 for the period ended March 31, 2016 resulting in an effective tax rate of 36%. For the same period in 2015, the bank recorded income tax expense of $125,000 with an effective tax rate of 42%. The decrease in the effective tax rate is due primarily to the reduction of the North Carolina corporate tax rate to 4% for 2016.

33

Item 3. – Quantitative and Qualitative Disclosures About Market Risk

We have no material changes in our quantitative and qualitative disclosures about market risk as of March 31, 2016 from that presented in the Annual Report on Form 10-K for the year ended December 31, 2015.

Item 4. – Controls and Procedures

As of the end of the period covered by this report, the Bank carried out an evaluation, under the supervision and with the participation of the Bank’s management, including the Bank’s Chief Executive Officer and Chief Financial Officer, of the effectiveness of the Bank’s disclosure controls and procedures (as defined in Rule 13a-15(e)) pursuant to Exchange Act Rule 13a-14. Based upon that evaluation, the Bank’s Chief Executive Officer and Chief Financial Officer have concluded that the Bank’s disclosure controls and procedures are effective. No change in the Bank’s internal control over financial reporting occurred during the Bank’s last fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Bank’s internal control over financial reporting.

Part II. OTHER INFORMATION

Item 6. Exhibits

Exhibit #	Description

31.1	Certification of the Chief Executive Officer pursuant to Rule 13a-14(a)

31.2	Certification of the Chief Financial Officer pursuant to Rule 13a-14(a)

32	Section 1350 Certification

34

SIGNATURES

Under the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAROLINA TRUST BANK

Date: May 11, 2016	By:	/s/ Jerry L. Ocheltree
Jerry L. Ocheltree
President and Chief Executive Officer

Date: May 11, 2016	By:	/s/ Edwin E. Laws
Edwin E. Laws
Executive Vice President and Chief Financial Officer

35

EXHIBIT 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

Pursuant to Rule 13a-14(a)

I, Jerry L. Ocheltree, certify that:

1.	I have reviewed this report on Form 10-Q of Carolina Trust Bank;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a - 15(e) and 15d – 15(e) and internal control over financial reporting (as defined in Exchange Act Rules 13a – 15(f) and 15d – 15(f) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant is made known to us by others within the entity, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and audit committee of the registrant’s board of directors:

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize, and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 11, 2016

By:	/s/ Jerry L. Ocheltree
President and Chief Executive Officer

EXHIBIT 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

Pursuant to Rule 13a-14(a)

I, Edwin E. Laws, certify that:

1.	I have reviewed this report on Form 10-Q of Carolina Trust Bank;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a - 15(e) and 15d – 15(e) and internal control over financial reporting (as defined in Exchange Act Rules 13a – 15(f) and 15d – 15(f) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant is made known to us by others within the entity, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and audit committee of the registrant’s board of directors:

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize, and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 11, 2016

By:	/s/ Edwin E. Laws
Executive Vice President and Chief Financial Officer

Exhibit 32

Section 1350 Certification

The undersigned hereby certifies that, to his or her knowledge, (i) the Form 10-Q filed by Carolina Trust Bank (the “Issuer”) for the quarter ended March 31, 2016, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

CAROLINA TRUST BANK

Date: May 11, 2016	By:	/s/ Jerry L. Ocheltree
Jerry L. Ocheltree
President and Chief Executive Officer

Date: May 11, 2016	By:	/s/ Edwin E. Laws
Edwin E. Laws
Executive Vice President and Chief Financial Officer